As filed with the Securities and Exchange Commission on August 25, 1999
                                                      Registration No.333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 3DSHOPPING.COM
             (Exact name of registrant as specified in its charter)

                                ---------------

                CALIFORNIA                                95-4594029
       (State or other jurisdiction                     (IRS Employer
     of incorporation or organization)                Identification No.)

                              517 Boccaccio Avenue
                                Venice, CA 90291
                          (Address, including zip code,
                         of Principal Executive Offices)

                                ---------------

                      3Dshopping.com 1999 Stock Option Plan
                              (Full title of plan)

                                ---------------

                               Robert J. Vitamante
      President, Chief Operating Officer and Acting Chief Financial Officer
                                 3Dshopping.com
                              517 Boccaccio Avenue
                                Venice, CA 90291
                                 (310) 301-6733
           (Name, address, and telephone number of agent for service)

                                   Copies to:


                               John J. Halle, Esq.
                             Jason M. Brauser, Esq.
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                               Portland, OR 97204

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
                                                                  Proposed              Proposed
                                                                   Maximum               Maximum
Title of Securities     Amount to be       Offering Price         Aggregate             Amount of
 to Be Registered        Registered         Per Share (1)     Offering Price (1)     Registration Fee
-------------------     --------------     --------------     ------------------     ----------------
  Common Stock (1)      721,060 Shares        $ 7.9375          $ 5,723,413.75           $ 1,592
  Common Stock (2)      178,940 Shares         11.00              1,968,340.00               548
  Common Stock (2)      100,000 Shares         15.875             1,587,500.00               442

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on the average of the high and low prices of the Common Stock on the American Stock Exchange for August 19, 1999.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.
        ----------------------------------------

     The following documents filed by 3Dshopping.com (the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Registrant contained in the Registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.
        --------------------------

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

     Not Applicable.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

     The California Corporations Code provides for the indemnification of directors, officers, employees and agents of the Registrant under the circumstances as set forth in section 317 thereof. Section 317 permits a corporation to indemnify its agents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings.

Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

     Whether or not indemnification may be paid in a particular case depends on whether the agent wins, loses or settles the suit and upon whether a third party or the corporation itself is the plaintiff. The section provides for mandatory indemnification, no matter who the plaintiff is, when an agent is successful on the merits of a suit. In all other cases, indemnification is permissive.

     If the agent loses or settles a suit brought by a third party, he or she may be indemnified for expenses incurred and settlements or judgments paid. Such indemnification may be authorized upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation.

     If the agent loses or settles a suit brought by or on behalf of the corporation, his or her right to indemnification is more limited. If he or she is adjudged liable to the corporation, the court in which such proceeding was held must determine whether it would be fair and reasonable to indemnify him or her for expenses which such court shall determine. If the agent settles such a suit with court approval, he or she may be indemnified for expenses incurred upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in addition, that he or she acted with the care, including reasonable inquiry, of an ordinarily prudent person.

     The indemnification discussed above may be authorized by a majority vote of the disinterested directors or shareholders (the person to be indemnified is excluded from voting his or her shares) or the court in which the proceeding was brought. The Registrant's Board of Directors makes all decisions regarding the indemnification of its officers and directors on a case-by-case basis.

     Any provision in a corporation's articles of incorporation or bylaws or contained in a shareholder or director resolution that indemnifies its officers or directors must be consistent with section 317. Moreover, such a provision may prohibit permissive, but not mandatory, indemnification as described above. Last, a corporation has the power to purchase indemnity insurance for its agents even if it would not have the power to indemnify them.

     The Registrant's Articles of Incorporation authorize the Board of Directors to provide indemnification of its agents through Bylaw provisions or indemnification agreements, or both, in excess of the indemnification otherwise permitted by section 317, subject to the limits on such excess indemnification set forth in section 204 of the California Corporations Code.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

     The Registrant maintains insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

Item 7. Exemption From Registration Claimed.
        ------------------------------------

     Not Applicable.

Item 8. Exhibits.
        ---------

        4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement on Form S-1, File No. 333-74795).

        4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-74795).

        5.1   Opinion of Stoel Rives LLP.

        23.1  Consent of Friedman, Minsk, Cole & Fastovsky.

        23.2  Consent of Stoel Rives LLP (included in Exhibit 5.1).

        24.1 Powers of Attorney (included in the signature pages of this registration statement).

Item 9. Undertakings.
        -------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Venice, State of California on August 25, 1999.

                                       3Dshopping.com


                                       By: LAWRENCE WEISDORN
                                           -------------------------------------
                                           Name:  Lawrence Weisdorn
                                           Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of 3DSHOPPING.COM, does hereby constitute and appoint Robert J. Vitamante and Lawrence Weisdorn, and each of them, his true and lawful attorney and agent to do any and all acts and things and to execute in his name (whether on behalf of 3Dshopping.com or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable 3Dshopping.com to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of 3Dshopping.com issuable pursuant to the 1999 Stock Option Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of 3Dshopping.com or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 25, 1999.

           Signature                                    Title
           ---------                                    -----

LAWRENCE WEISDORN
----------------------------------     Chief Executive Officer and Director
Lawrence Weisdorn                      (Principal Executive Officer)


ROBERT J. VITAMANTE
----------------------------------     Acting Chief Financial Officer, President
Robert J. Vitamante                    and Chief Operating Officer (Principal
                                       Financial and Accounting Officer)

ROBERT J. GRANT
----------------------------------     Director
Robert J. Grant

----------------------------------     Director
Donald Hejmanowski



----------------------------------     Director
Joel F. McIntyre

                                  EXHIBIT INDEX

Exhibit
Number       Document Description
-------      --------------------

  4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement on Form S-1, File No. 333-74795).

  4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-74795).

  5.1        Opinion of Stoel Rives LLP.

  23.1       Consent of Friedman, Minsk, Cole & Fastovsky.

  23.2       Consent of Stoel Rives LLP (included in Exhibit 5.1).

  24.1 Powers of Attorney (included in the signature pages of this registration statement).